EXHIBIT 4.46
                                                                    ------------



                                                                  Execution Copy
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                       MASTER EXCHANGE AND TRUST AGREEMENT


                                      among

                            RENTAL CAR FINANCE CORP.,

                        DOLLAR RENT A CAR SYSTEMS, INC.,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,

                     CHICAGO DEFERRED EXCHANGE CORPORATION,

                                   VEXCO, LLC,

                                       AND

                            THE CHICAGO TRUST COMPANY





                            Dated as of July 23, 2001

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


                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS.........................................................3


ARTICLE II TRANSFER OF EXCHANGE VEHICLES.......................................8

         2.1      Transfer of Exchanged Vehicle................................8
         2.2      Assignment of Relinquished Property Agreement................9
         2.3      Notification................................................10
         2.4      Tax Treatment...............................................11
         2.5      Direct Transfer.............................................11

ARTICLE III IDENTIFICATION....................................................11

         3.1      Identification of Replacement Vehicles......................11

ARTICLE IV ACQUISITION OF REPLACEMENT VEHICLES................................12

         4.1      Transfer of Replacement Vehicles............................12
         4.2      Assignment of Replacement Property Agreements...............13
         4.3      Notification................................................14
         4.4      Tax Treatment...............................................14
         4.5      Direct Transfer.............................................15

ARTICLE V EXCHANGE PROCEEDS...................................................15

         5.1      Master Collateral Account...................................15
         5.2      Establishment of Escrow Accounts............................15
         5.3      Proceeds from Transfer of Exchanged Vehicles................16
         5.4      Procedures With Respect to Dollar Exchanged Vehicles
                  and Thrifty Exchanged Vehicles Transferred Subject To
                  Liabilities.................................................16
         5.5      Payment for Replacement Vehicles............................18
         5.6      Other Distributions.........................................18
         5.7      Shortfall of Funds..........................................19
         5.8      Use of Exchange Proceeds....................................19
         5.9      Investment of Funds in the Escrow Account...................20
         5.10     Limitation on Rights to Exchange Proceeds...................20
         5.11     Release of Escrow Funds.....................................21

ARTICLE VI TERM, COMPENSATION, TAXES AND LEGAL COMPLIANCE.....................23

         6.1      Term........................................................23
         6.2      Compensation................................................23
         6.3      Taxes.......................................................23
         6.4      Legal Compliance and Consents...............................23

ARTICLE VII  REPRESENTATIONS AND WARRANTIES...................................24

         7.1      Representations and Warranties of Qualified
                  Intermediary, CDEC and CTC..................................24
         7.2      Representations and Warranties of RCFC, Dollar and
                  Thrifty.....................................................26
         7.3      Exclusivity.................................................27
         7.4      Records.....................................................27
         7.5      Indemnity...................................................27

ARTICLE VIII  MISCELLANEOUS...................................................28

         8.1      Modifications...............................................28
         8.2      Successors, Assigns and Assignment..........................28
         8.3      Entire Agreement and Integration............................28
         8.4      Survival....................................................28
         8.5      Further Assurance...........................................28
         8.6      Relationship of the Parties.................................28
         8.7      Governing Law:  Jurisdiction................................29
         8.8      Notices.....................................................29
         8.9      Counterparts................................................29
         8.10     Remedies Cumulative; Waiver.................................29
         8.11     Third Party Beneficiary.....................................29

                       MASTER EXCHANGE AND TRUST AGREEMENT


     This Master Exchange and Trust Agreement (the "Agreement") is entered into as of July 23, 2001 by and among Rental Car Finance Corp., a special purpose
Oklahoma corporation ("RCFC"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation ("Thrifty"), Chicago Deferred Exchange Corporation, an Illinois corporation, solely in its capacity as a member of VEXCO, LLC ("CDEC"), VEXCO, LLC, a Delaware limited liability company wholly owned by CDEC (the "Qualified Intermediary") and The Chicago Trust Company, an Illinois trust company ("CTC").

                                    RECITALS


     WHEREAS, each of RCFC, Dollar and Thrifty as part of its business operations, desires to exchange pursuant to one or more exchanges certain vehicles that are held for productive use in its trade or business (the "RCFC Exchanged Vehicles," the "Dollar Exchanged Vehicles" and the "Thrifty Exchanged Vehicles," respectively) for other vehicles that are like-kind within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") to the RCFC Exchanged Vehicles, the Dollar Exchanged Vehicles and the Thrifty Exchanged Vehicles, respectively, to be held by each for productive use in connection with its trade or business (the "RCFC Replacement Vehicles," the "Dollar Replacement Vehicles," and the "Thrifty Replacement Vehicles");

     WHEREAS, the RCFC Exchanged Vehicles, as they are sold from time to time will be sold to various buyers (each a "RCFC Buyer"), the Dollar Exchanged Vehicles, as they are sold from time to time will be sold to various buyers (each a "Dollar Buyer") and the Thrifty Exchanged Vehicles, as they are sold from time to time will be sold to various buyers (each a "Thrifty Buyer");

     WHEREAS, the RCFC Replacement Vehicles as they are purchased from time to time will be purchased from various sellers (each a "RCFC Seller"), the Dollar Replacement Vehicles as they are purchased from time to time will be purchased from various sellers (each a "Dollar Seller") and the Thrifty Replacement Vehicles, as they are purchased from time to time will be purchased from various sellers (each a "Thrifty Seller");

     WHEREAS, the parties desire (i) RCFC to effectuate each deferred exchange of RCFC Exchanged Vehicles for RCFC Replacement Vehicles, (ii) Dollar to effectuate each deferred exchange of Dollar Exchanged Vehicles for Dollar Replacement Vehicles and (iii) Thrifty to effectuate each deferred exchange of Thrifty Exchanged Vehicles for Thrifty Replacement Vehicles in a manner that will qualify as a like-kind exchange within the meaning of Section 1031 of the Code and the Treasury Regulations promulgated thereunder (and any applicable corresponding provision of state or local law) pursuant to one or more of the "safe harbors" described in Treasury Regulation ss. 1.1031(k)-1(g), for the Qualified Intermediary to constitute a "qualified intermediary" as such term is defined in Treasury Regulation ss. 1.1031(k)-1(g)(4), for the Escrow Account (as defined herein) to constitute a "qualified trust" account as defined in Treasury Regulation ss. 1.1031(k)-1(g)(3)(iii) and for CTC to constitute a "trustee" as defined in Treasury Regulation ss. 1.1031(k)-1(g)(3)(iii);

     WHEREAS, it is the intention of the parties that, subject to the terms and provisions of this Agreement, RCFC assign to the Qualified Intermediary all of RCFC's rights, but not its obligations, under (i) each RCFC Relinquished Property Agreement (as defined herein) with respect to each RCFC Exchanged Vehicle and (ii) each RCFC Replacement Property Agreement (as defined herein) with respect to each RCFC Replacement Vehicle;

     WHEREAS, it is the intention of the parties that, as provided in Treasury Regulation ss. 1.1031(k)-1(g)(4)(iii),(iv) and (v), the Qualified Intermediary be considered to have (i) acquired each RCFC Exchanged Vehicle from RCFC and transferred it to the RCFC Buyer of such vehicle and (ii) acquired each RCFC Replacement Vehicle from the RCFC Seller of such vehicle and transferred it to RCFC;

     WHEREAS, it is the intention of the parties that, subject to the terms and provisions of this Agreement, Dollar assign to the Qualified Intermediary all of Dollar's rights, but not its obligations, under (i) each Dollar Relinquished Property Agreement (as defined herein) with respect to each Dollar Exchanged Vehicle and (ii) each Dollar Replacement Property Agreement (as defined herein) with respect to each Dollar Replacement Vehicle;

     WHEREAS, it is the intention of the parties that, as provided in Treasury Regulation ss. 1.1031(k)-1(g)(4)(iii),(iv) and (v), the Qualified Intermediary be considered to have (i) acquired each Dollar Exchanged Vehicle from Dollar and transferred it to the Dollar Buyer of such vehicle and (ii) acquired each Dollar Replacement Vehicle from the Dollar Seller of such vehicle and transferred it to Dollar;

     WHEREAS, it is the intention of the parties that, subject to the terms and provisions of this Agreement, Thrifty assign to the Qualified Intermediary all of Thrifty's rights, but not its obligations, under (i) each Thrifty Relinquished Property Agreement (as defined herein) with respect to each Thrifty Exchanged Vehicle and (ii) each Thrifty Replacement Property Agreement (as defined herein) with respect to each Thrifty Replacement Vehicle;

     WHEREAS, it is the intention of the parties that, as provided in Treasury Regulation ss. 1.1031(k)-1(g)(4)(iii),(iv) and (v), the Qualified Intermediary be considered to have (i) acquired each Thrifty Exchanged Vehicle from Thrifty and transferred it to the Thrifty Buyer of such vehicle and (ii) acquired each Thrifty Replacement Vehicle from the Thrifty Seller of such vehicle and transferred it to Thrifty;

     WHEREAS, it is the intention of the parties that, as provided in Treasury Regulation ss. 1.1031(b)-1(c), consideration given by Dollar or Thrifty in the form of an assumption of liabilities (or a receipt of property subject to a liability) shall be offset against consideration received by Dollar or Thrifty, respectively, in the form of an assumption of liabilities (or a transfer subject to a liability);

     WHEREAS, it is the intention of the parties that each of RCFC, Dollar and Thrifty direct the Qualified Intermediary to appoint CTC to establish with respect to each of them segregated trust accounts pursuant to the terms of this Agreement and the Bank Account Agreements (as defined herein) to keep the property of each such party separate and identifiable and to facilitate the exchange of (i) RCFC Exchanged Vehicles for RCFC Replacement Vehicles, (ii) Dollar Exchanged Vehicles for Dollar Replacement Vehicles and (iii) Thrifty Exchanged Vehicles for Thrifty Replacement Vehicles;

     WHEREAS, it is the intention of the parties that RCFC, Dollar and Thrifty direct the Qualified Intermediary to appoint CTC, to receive, sort, hold and disburse the Exchange Proceeds (as defined herein) and such other funds according to the interests of RCFC, Dollar and Thrifty in such Exchange Proceeds and such other funds and as may be necessary or helpful in the efficient execution of the exchange of Exchanged Vehicles; and

     WHEREAS, the parties desire and intend that this Agreement satisfies the requirement of a written agreement referred to in Treasury Regulation ss. 1.1031(k)-1(g)(4)(iii)(B) with respect to each Exchanged Vehicle (as defined herein) and Replacement Vehicle (as defined herein).

     NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms used in this Agreement shall have the following meanings, unless otherwise expressly provided herein:

     "Addendum to the Amended and Restated Master Collateral Agency Agreement" shall mean that certain Addendum, dated as of March 6, 2001, to the Amended and Restated Master Collateral Agency Agreement.

     "Amended and Restated Master Collateral Agency Agreement" shall mean that certain Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997, among Dollar Thrifty Automotive Group, Inc., RCFC, Thrifty, Dollar, various financing sources parties thereto, various beneficiaries parties thereto and Bankers Trust Company.

     "Bank Account Agreements" shall mean the agreements executed between CTC and one or more depository banks that establish the Escrow Account.

     "Business Day" shall mean the part of the day in which the Qualified Intermediary's and CTC's offices are open for the conduct of substantially all of their banking functions.

     "CDEC" shall have the meaning set forth in the preamble to this Agreement.

     "Code" shall have the meaning set forth in the preamble to this Agreement.

     "CTC" shall have the meaning set forth in the preamble to this Agreement.

     "Daily Transaction Reports" shall mean the reports provided to the Qualified Intermediary on each Business Day in accordance with Sections 5.3, 5.4(a), 5.5(a) and 5.6(a) of this Agreement.

     "Dollar" shall have the meaning set forth in the preamble to this Agreement.

     "Dollar Additional Subsidies" shall mean the additional amount, if any, which Dollar deposits in the Dollar Escrow Accounts for the acquisition of Dollar Replacement Vehicles.

     "Dollar Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "Dollar Disbursement  Accounts" shall have the meaning set forth in Section
5.2 of this Agreement.

     "Dollar Escrow Accounts" shall mean the Dollar Exchange Accounts, the Dollar Disbursement Accounts and any other Escrow Account established for the benefit of Dollar.

     "Dollar Exchange Accounts" shall have the meaning set forth in Section 5.2 of this Agreement.

     "Dollar Exchange Period" shall mean, with respect to each Dollar Exchanged Vehicle transferred, the period beginning on the date Dollar transfers such property and ending at midnight on the earlier of (i) 180 days thereafter, irrespective of whether such day is a weekend day or a holiday or (ii) the due date (including extensions) for Dollar's U.S. federal income tax return for the year in which such Dollar Exchanged Vehicle is transferred.

     "Dollar Exchange Proceeds" shall mean the proceeds from the sale of Dollar Exchanged Vehicles.

     "Dollar Exchanged Vehicles" shall have the meaning set forth in the preamble to this Agreement, provided such property shall qualify as "relinquished property" within the meaning of Treasury Regulation ss. 1.1031(k)-1(a).

     "Dollar Identification Period" shall mean with respect to each Dollar Exchanged Vehicle transferred, the period beginning on the date Dollar transfers such property and ending at midnight on the 45th day thereafter, irrespective of whether such day is a weekend day or a holiday.

     "Dollar Relinquished Property Agreement" shall mean each agreement relating to the sale or other disposition of a Dollar Exchanged Vehicle, including but not limited to all such agreements with Manufacturers.

     "Dollar Replacement Property Agreement" shall mean each agreement relating to the acquisition of a Dollar Replacement Vehicle.

     "Dollar Replacement Vehicles" shall have the meaning set forth in the preamble to this Agreement, provided such property shall qualify as "replacement property" within the meaning of Treasury Regulation ss. 1.1031(k)-1(a).

     "Dollar Seller" shall have the meaning set forth in the preamble to this Agreement.

     "Exchanged Vehicles" shall mean the Dollar Exchanged Vehicles, the RCFC Exchanged Vehicles and the Thrifty Exchanged Vehicles.

     "Exchanged Vehicles Subject to Liabilities" shall mean a Dollar Exchanged Vehicle or a Thrifty Exchanged Vehicle that is subject to a requirement or obligation that debt secured by such Exchanged Vehicle must be repaid as a result of it being transferred or a requirement that the sale proceeds from the disposition of such Exchanged Vehicle be applied to satisfy the financing of such Exchanged Vehicle.

     "Exchange Proceeds" shall mean the sum of (i) the money or other property from the sale of any Exchanged Vehicle that is held in the Escrow Account, (ii) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicle that is held in the Escrow Account, (iii) any receivable from the sale of an Exchanged Vehicle, (iv) the money or other property from the sale of any Exchanged Vehicle that is held in the Master Collateral Account for the benefit of the Qualified Intermediary and (v) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary.

     "Escrow Account" shall mean one or more segregated trust accounts that are established under the Bank Account Agreements and shall initially include the RCFC Exchange Accounts, the Dollar Exchange Accounts, the Thrifty Exchange Accounts, the RCFC Disbursement Accounts, the Dollar Disbursement Accounts, the Thrifty Disbursement Accounts and such other accounts and sub-accounts established pursuant to the terms of this Agreement and the Bank Account Agreements.

     "Escrow Funds" shall mean the funds held in the Escrow Account.

     "Financing Source and Beneficiary Agreement" shall mean the Financing Source and Beneficiary Supplement, dated as of July 23, 2001, to the Amended and Restated Master Collateral Agency Agreement.

     "Identification Reports" shall mean the notices provided to the Qualified Intermediary in accordance with Sections 3.1(a), (b) and (c) of this Agreement.

     "Manufacturers" shall mean any motor vehicle manufacturer, importer, distributor or other supplier of vehicles.

     "Master Collateral Account" shall have the meaning set forth in the Amended and Restated Master Collateral Agency Agreement.

     "Qualified Intermediary" shall have the meaning set forth in the preamble to this Agreement provided that the term "qualified intermediary" when placed in quotes shall have the meaning set forth in Treasury Regulation ss. 1.1031(k)-1(g)(4).

     "RCFC" shall have the meaning set forth in the preamble to this Agreement.

     "RCFC Additional Subsidies" shall mean the additional amount, if any, that RCFC deposits in the RCFC Escrow Accounts for the acquisition of RCFC Replacement Vehicles.

     "RCFC Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "RCFC  Disbursement  Accounts"  shall have the meaning set forth in Section
5.2 of this Agreement.

     "RCFC Exchange Accounts" shall have the meaning set forth in Section 5.2 of this Agreement.

     "RCFC Escrow Accounts" shall mean the RCFC Exchange Accounts, the RCFC Disbursement Accounts and any other Escrow Account established for the benefit of RCFC.

     "RCFC Exchange Period" shall mean, with respect to each RCFC Exchanged Vehicle transferred, the period beginning on the date RCFC transfers such property and ending at midnight on the earlier of (i) 180 days thereafter, irrespective of whether such day is a weekend day or a holiday or (ii) the due date (including extensions) for RCFC's U.S. federal income tax return for the year in which such RCFC Exchanged Vehicle is transferred.

     "RCFC Exchange Proceeds" shall mean the proceeds from the disposition of RCFC Exchanged Vehicles.

     "RCFC Exchanged Vehicles" shall have the meaning set forth in the preamble to this Agreement, provided such property shall qualify as "relinquished property" within the meaning of Treasury Regulation ss. 1.1031(k)-1(a).

     "RCFC Identification Period" shall mean with respect to each RCFC Exchanged Vehicle transferred, the period beginning on the date RCFC transfers such property and ending at midnight on the 45th day thereafter, irrespective of whether such day is a weekend day or a holiday.

     "RCFC Relinquished Property Agreement" shall mean each agreement relating to the sale or other disposition of a RCFC Exchanged Vehicle, including but not limited to all such agreements with Manufacturers.

     "RCFC Replacement Property Agreement" shall mean each agreement relating to the acquisition of a RCFC Replacement Vehicle.

     "RCFC Replacement Vehicles" shall have the meaning set forth in the preamble to this Agreement, provided such property shall qualify as "replacement property" within the meaning of Treasury Regulation ss. 1.1031(k)-1(a).

     "RCFC Seller" shall have the meaning set forth in the preamble to this Agreement.

     "Replacement  Vehicles"  shall  mean  RCFC  Replacement  Vehicles,   Dollar
Replacement Vehicles and Thrifty Replacement Vehicles.

     "Shortfall Account" shall have the meaning set forth in Section 5.7 of this Agreement.

     "Shortfall  Recipient  Account" shall have the meaning set forth in Section
5.7 of this Agreement.

     "Thrifty" shall have the meaning set forth in the preamble to this Agreement.

     "Thrifty Additional Subsidies" shall mean the additional amount, if any, which Thrifty deposits in the Thrifty Escrow Accounts for the acquisition of Thrifty Replacement Vehicles.

     "Thrifty Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "Thrifty Disbursement Accounts" shall have the meaning set forth in Section
5.2 of this Agreement.

     "Thrifty Escrow Accounts" shall mean the Thrifty Exchange Accounts, the Thrifty Disbursement Accounts and any other Escrow Account established for the benefit of Thrifty.

     "Thrifty Exchange Accounts" shall have the meaning set forth in Section 5.2 of this Agreement.

     "Thrifty  Exchange  Period"  shall  mean,  with  respect  to  each  Thrifty
Exchanged Vehicle transferred, the period beginning on the date Thrifty transfers such property and ending at midnight on the earlier of (i) 180 days thereafter, irrespective of whether such day is a weekend day or a holiday or
(ii) the due date (including extensions) for Thrifty's U.S. federal income tax return for the year in which such Thrifty Exchanged Vehicle is transferred.

     "Thrifty Exchange Proceeds" shall mean the proceeds from the disposition of Thrifty Exchanged Vehicles.

     "Thrifty Exchanged Vehicles" shall have the meaning set forth in the preamble to this Agreement, provided such property shall qualify as "relinquished property" within the meaning of Treasury Regulation ss. 1.1031(k)-1(a).

     "Thrifty Identification Period" shall mean with respect to each Thrifty Exchanged Vehicle transferred, the period beginning on the date Thrifty transfers such property and ending at midnight on the 45th day thereafter, irrespective of whether such day is a weekend day or a holiday.

     "Thrifty   Relinquished  Property  Agreement"  shall  mean  each  agreement relating to the sale or other disposition of a Thrifty Exchanged Vehicle, including but not limited to all such agreements with Manufacturers.

     "Thrifty Replacement Property Agreement" shall mean each agreement relating to the acquisition of a Thrifty Replacement Vehicle.

     "Thrifty Replacement Vehicles" shall have the meaning set forth in the preamble to this Agreement, provided such property shall qualify as "replacement property" within the meaning of Treasury Regulation ss. 1.1031(k)-1(a).

     "Thrifty Seller" shall have the meaning set forth in the preamble to this Agreement.



                                   ARTICLE II
                         TRANSFER OF EXCHANGED VEHICLES

     2.1  Transfer of Exchanged Vehicle.

          (a) RCFC Exchanged Vehicles. At or before the closing of the transfer to a RCFC Buyer of a RCFC Exchanged Vehicle, RCFC will (i) enter into a RCFC Relinquished Property Agreement with respect to each RCFC Exchanged Vehicle,
(ii) assign all of its rights, but not its obligations, under such RCFC Relinquished Property Agreement with respect to such RCFC Exchanged Vehicle to Qualified Intermediary in accordance with Section 2.2(a) of this Agreement,
(iii) notify all parties to each such RCFC Relinquished Property Agreement of such assignment prior to or concurrent with the date of the transfer of title to the RCFC Exchanged Vehicle to the RCFC Buyer thereof and (iv) transfer title to the RCFC Exchanged Vehicle to the RCFC Buyer thereof pursuant to such RCFC Relinquished Property Agreement.

          (b) Dollar Exchanged Vehicles. At or before the closing of the transfer to a Dollar Buyer of a Dollar Exchanged Vehicle, Dollar will (i) enter into a Dollar Relinquished Property Agreement with respect to each Dollar Exchanged Vehicle, (ii) assign all of its rights, but not its obligations, under such Dollar Relinquished Property Agreement with respect to such Dollar Exchanged Vehicle to Qualified Intermediary in accordance with Section 2.2(b) of this Agreement, (iii) notify all parties to each such Dollar Relinquished Property Agreement of such assignment prior to or concurrent with the date of the transfer of title to the Dollar Exchanged Vehicle to the Dollar Buyer thereof and (iv) transfer title to the Dollar Exchanged Vehicle to the Dollar Buyer thereof pursuant to such Dollar Relinquished Property Agreement.

          (c) Thrifty Exchanged Vehicles. At or before the closing of the transfer to a Thrifty Buyer of a Thrifty Exchanged Vehicle, Thrifty will (i) enter into a Thrifty Relinquished Property Agreement with respect to each Thrifty Exchanged Vehicle, (ii) assign all of its rights, but not its obligations, under such Thrifty Relinquished Property Agreement with respect to such Thrifty Exchanged Vehicle to Qualified Intermediary in accordance with
Section 2.2(c) of this Agreement, (iii) notify all parties to each such Thrifty Relinquished Property Agreement of such assignment prior to or concurrent with the date of the transfer of title to the Thrifty Exchanged Vehicle to the Thrifty Buyer thereof and (iv) transfer title to the Thrifty Exchanged Vehicle to the Thrifty Buyer thereof pursuant to such Thrifty Relinquished Property Agreement.

          (d) Transfer of Exchanged Vehicles Subject To Liabilities. Notwithstanding Sections 2.2(b) and 2.2(c) of this Agreement, the parties to this Agreement acknowledge and agree that each of Dollar and Thrifty shall be permitted to transfer to the Qualified Intermediary Exchanged Vehicles Subject to Liabilities. If Dollar or Thrifty transfers to the Qualified Intermediary an Exchanged Vehicle Subject to Liabilities, then the Qualified Intermediary shall follow the procedures set forth in Section 5.4 of this Agreement with respect to the repayment of such liability, provided that Dollar and Thrifty shall provide Dollar Additional Subsidies or Thrifty Additional Subsidies, as the case may be, if the amount required to be paid in connection with the disposition of an Exchanged Vehicle Subject to Liabilities is greater than the proceeds received from the sale of such Exchanged Vehicle Subject to Liabilities.

     2.2  Assignment of Relinquished Property Agreement.

          (a) RCFC Assignment. RCFC hereby assigns to Qualified Intermediary, solely in the Qualified Intermediary's capacity as a "qualified intermediary," RCFC's rights, but not its obligations, under each RCFC Relinquished Property Agreement with respect to each vehicle that is owned by RCFC or that RCFC acquires after the date hereof and the Qualified Intermediary hereby accepts such assignment. Said assignment shall be given effect upon execution by RCFC of a RCFC Relinquished Property Agreement, such assignment being hereby accepted by the Qualified Intermediary, without any further action on the part of RCFC or the Qualified Intermediary.

          (b) Dollar Assignment. Dollar hereby assigns to Qualified Intermediary, solely in the Qualified Intermediary's capacity as a "qualified intermediary", Dollar's rights, but not its obligations, under each Dollar Relinquished Property Agreement with respect to each vehicle that is owned by Dollar or that Dollar acquires after the date hereof and the Qualified
Intermediary hereby accepts such assignment. Said assignment shall be given effect upon execution by Dollar of a Dollar Relinquished Property Agreement, such assignment being hereby accepted by the Qualified Intermediary, without any further action on the part of Dollar or the Qualified Intermediary.

          (c) Thrifty Assignment. Thrifty hereby assigns to Qualified Intermediary, solely in the Qualified Intermediary's capacity as a "qualified intermediary", Thrifty's rights, but not its obligations, under each Thrifty Relinquished Property Agreement with respect to each vehicle that is owned by Thrifty or that Thrifty acquires after the date hereof and the Qualified Intermediary hereby accepts such assignment. Said assignment shall be given effect upon execution by Thrifty of a Thrifty Relinquished Property Agreement, such assignment being hereby accepted by the Qualified Intermediary, without any further action on the part of Thrifty or the Qualified Intermediary.

          (d) Revocation. By notice to the Qualified Intermediary, (i) RCFC may revoke its assignment to the Qualified Intermediary of its rights with respect to any RCFC Relinquished Property Agreement identified in such notice and the Qualified Intermediary hereby agrees to such revocation, (ii) Dollar may revoke its assignment to the Qualified Intermediary of its rights with respect to any Dollar Relinquished Property Agreement identified in such notice and the Qualified Intermediary hereby agrees to such revocation and (iii) Thrifty may revoke its assignment to the Qualified Intermediary of its rights with respect to any Thrifty Relinquished Property Agreement identified in such notice and the Qualified Intermediary agrees to such revocation. Any notice of revocation received by the Qualified Intermediary pursuant to this Section 2.2(d) or any other Section of this Agreement shall be effective upon the Qualified Intermediary's receipt of such notice. In addition, each of RCFC, Dollar and Thrifty shall be deemed to revoke its assignment to the Qualified Intermediary of its rights with respect to vehicles under any RCFC Relinquished Property Agreement, Dollar Relinquished Property Agreement and Thrifty Relinquished Property Agreement, respectively, of the vehicles or agreements that are described on Exhibit 2.2(d) of this Agreement and the Qualified Intermediary hereby agrees to such revocation. The parties to this Agreement acknowledge and agree that each of RCFC, Dollar and Thrifty may only revoke its rights with respect to a RCFC Relinquished Property Agreement, Dollar Relinquished Property Agreement and Thrifty Relinquished Property Agreement, respectively, with respect to vehicles to be transferred after the effective date of such revocation and that the revocation shall specify if such revocation is for a limited amount of time (and if so, the time period of such revocation) or if such revocation is for a certain group of vehicles (and if so, a description of such group).

          (e) Limitations. Qualified Intermediary will be acting in relation to each Exchanged Vehicle as an assignee of rights only. Any RCFC Buyer, Dollar Buyer or Thrifty Buyer shall look solely to RCFC, Dollar or Thrifty, respectively, in respect of any breach, claim, demand or complaint made with respect to a RCFC Exchanged Vehicle, Dollar Exchanged Vehicle or Thrifty Exchanged Vehicle or the subject matters thereof. Qualified Intermediary shall not take title to or possession of all or any part of an Exchanged Vehicle, and all responsibility for the custody and transfer of the same, including all rights and obligations in relation to any lease payments, insurance, assessments and general risk of loss shall be borne by RCFC, Dollar or Thrifty, as the case may be, or by the purchaser of such Exchanged Vehicle, but in no event by the Qualified Intermediary.

     2.3  Notification.

          (a) RCFC Notification. RCFC represents and agrees that it will provide notice, on or before the date of the sale of a RCFC Exchanged Vehicle, to the RCFC Buyer of such RCFC Exchanged Vehicle and to all other parties to the applicable RCFC Relinquished Property Agreement, that RCFC's rights, but not its obligations, under the relevant RCFC Relinquished Property Agreement with respect to the applicable RCFC Exchanged Vehicle have been assigned to the Qualified Intermediary, as its "qualified intermediary."

          (b) Dollar Notification. Dollar represents and agrees that it will provide notice, on or before the date of the sale of a Dollar Exchanged Vehicle, to the Dollar Buyer of such Dollar Exchanged Vehicle and to all other parties to the applicable Dollar Relinquished Property Agreement, that Dollar's rights, but not its obligations, under the relevant Dollar Relinquished Property Agreement with respect to the applicable Dollar Exchanged Vehicle have been assigned to the Qualified Intermediary, as its "qualified intermediary."

          (c) Thrifty Notification. Thrifty represents and agrees that it will provide notice, on or before the date of the sale of a Thrifty Exchanged Vehicle, to the Thrifty Buyer of such Thrifty Exchanged Vehicle and to all other parties to the applicable Thrifty Relinquished Property Agreement, that Thrifty's rights, but not its obligations, under the relevant Thrifty Relinquished Property Agreement with respect to the applicable Thrifty Exchanged Vehicle have been assigned to the Qualified Intermediary, as its "qualified intermediary."

     2.4 Tax Treatment. Solely for income tax purposes and for purposes of this Agreement, Qualified Intermediary, pursuant to Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(iii),(iv) and (v), shall be treated as having acquired (a) each RCFC Exchanged Vehicle from RCFC and having transferred each RCFC Exchanged Vehicle to the RCFC Buyer thereof (b) each Dollar Exchanged Vehicle from Dollar and having transferred each Dollar Exchanged Vehicle to the Dollar Buyer thereof and (c) each Thrifty Exchanged Vehicle from Thrifty and having transferred each Thrifty Exchanged Vehicle to the Thrifty Buyer thereof.

     2.5 Direct Transfer. The parties to this Agreement agree that, each and every (a) RCFC Exchanged Vehicle shall be transferred directly from RCFC to the RCFC Buyer thereof, (b) Dollar Exchanged Vehicle shall be transferred directly from Dollar to the Dollar Buyer thereof, (c) Thrifty Exchanged Vehicle shall be transferred directly from Thrifty to the Thrifty Buyer thereof. The parties to this Agreement agree that the Qualified Intermediary shall not take actual or constructive possession of, hold legal title to, or be the registered owner of any Exchanged Vehicle.

                                   ARTICLE III
                                 IDENTIFICATION

     3.1  Identification of Replacement Vehicles.

          (a) RCFC Identification. RCFC may, at any time during the RCFC Identification Period with respect to each exchange of RCFC Exchanged Vehicles, identify potential RCFC Replacement Vehicles to be acquired with the RCFC
Exchange Proceeds by providing the Qualified Intermediary in any manner prescribed by Treasury Regulation ss. 1.1031(k)-1(c)(2) a notification in the form of Exhibit 3.1 attached hereto or any other notification that complies with the requirements of Treasury Regulation ss. 1.1031(k)-1(c)(3) and (4). Any such identification may be revoked by providing written notice from RCFC to Qualified Intermediary prior to the end of the Identification Period.

          (b) Dollar Identification. Dollar may, at any time during the Dollar Identification Period with respect to each exchange of Dollar Exchanged Vehicles, identify potential Dollar Replacement Vehicles to be acquired with the Dollar Exchange Proceeds by providing the Qualified Intermediary in any manner prescribed by Treasury Regulation ss. 1.1031(k)-1(c)(2) a notification in the form of Exhibit 3.1 attached hereto or any other notification that complies with the requirements of Treasury Regulation ss. 1.1031(k)-1(c)(3) and (4). Any such identification may be revoked by providing written notice from Dollar to Qualified Intermediary prior to the end of the Identification Period.

          (c) Thrifty Identification. Thrifty may, at any time during the Thrifty Identification Period with respect to each exchange of Thrifty Exchanged Vehicles, identify potential Thrifty Replacement Vehicles to be acquired with the Thrifty Exchange Proceeds by providing the Qualified Intermediary in any manner prescribed by Treasury Regulation ss. 1.1031(k)-1(c)(2) a notification in the form of Exhibit 3.1 attached hereto or any other notification that complies with the requirements of Treasury Regulation ss. 1.1031(k)-1(c)(3) and (4). Any such identification may be revoked by providing written notice from Thrifty to Qualified Intermediary prior to the end of the Identification Period.

                                   ARTICLE IV
                       ACQUISITION OF REPLACEMENT VEHICLES

     4.1  Transfer of Replacement Vehicles.

          (a) RCFC Replacement Vehicles. At or before the closing of the acquisition from a RCFC Seller of a RCFC Replacement Vehicle, RCFC will (i) enter into a RCFC Replacement Property Agreement with respect to each RCFC Replacement Vehicle, (ii) assign all of its rights, but not its obligations, under such RCFC Replacement Property Agreement with respect to such RCFC Replacement Vehicle to Qualified Intermediary in accordance with Section 4.2(a) of this Agreement, (iii) notify all parties to each such RCFC Replacement Property Agreement of such assignment prior to or concurrent with the date of the transfer of title from the applicable RCFC Seller to RCFC of such RCFC Replacement Vehicle and (iv) acquire title to the RCFC Replacement Vehicle from the RCFC Seller thereof pursuant to such RCFC Replacement Property Agreement.

          (b) Dollar Replacement Vehicles. At or before the closing of the acquisition from a Dollar Seller of a Dollar Replacement Vehicle, Dollar will
(i) enter into a Dollar Replacement Property Agreement with respect to each Dollar Replacement Vehicle, (ii) assign all of its rights, but not its obligations, under such Dollar Replacement Property Agreement with respect to such Dollar Replacement Vehicle to Qualified Intermediary in accordance with
Section 4.2(b) of this Agreement, (iii) notify all parties to such Dollar Replacement Property Agreement of such assignment prior to or concurrent with the date of the transfer of title from such Dollar Seller to Dollar of such Dollar Replacement Vehicle and (iv) acquire title to the Dollar Replacement Vehicle from the Dollar Seller thereof pursuant to such Dollar Replacement Property Agreement.

          (c) Thrifty Replacement Vehicles. At or before the closing of the acquisition from a Thrifty Seller of a Thrifty Replacement Vehicle, Thrifty will
(i) enter into a Thrifty Replacement Property Agreement with respect to each Thrifty Replacement Vehicle, (ii) assign all of its rights, but not its obligations, under such Thrifty Replacement Property Agreement with respect to each Thrifty Replacement Vehicle to Qualified Intermediary in accordance with
Section 4.2(c) of this Agreement, (iii) notify all parties to such Thrifty Replacement Property Agreement of such assignment prior to or concurrent with the date of the transfer of title from such Thrifty Seller to Thrifty of such Thrifty Replacement Vehicle and (iv) acquire title to the Thrifty Replacement Vehicle from the Thrifty Seller thereof pursuant to the applicable Thrifty Replacement Property Agreement.

          (d) Acquisition of Replacement Vehicles Subject To Liabilities. The parties to this Agreement acknowledge and agree that Dollar and Thrifty shall be permitted to acquire Replacement Vehicles subject to liabilities. If Dollar or Thrifty acquires a Replacement Vehicle subject to a liability, then the Qualified Intermediary shall follow the procedures set forth in Section 5.5 of this Agreement with respect to the acquisition of such Replacement Vehicle.

     4.2  Assignment of Replacement Property Agreements.

          (a) RCFC Assignment. RCFC hereby assigns to Qualified Intermediary, solely in the Qualified Intermediary's capacity as "qualified intermediary", RCFC's rights, but not its obligations, under each RCFC Replacement Property Agreement with respect to each vehicle to be acquired by RCFC under such agreement and the Qualified Intermediary accepts such assignment. Said assignment shall be given effect upon execution by RCFC of a RCFC Replacement Property Agreement, such assignment being hereby accepted by the Qualified Intermediary, without any further action on the part of RCFC or the Qualified Intermediary.

          (b) Dollar Assignment. Dollar hereby assigns to Qualified Intermediary, solely in the Qualified Intermediary's capacity as "qualified intermediary", Dollar's rights, but not its obligations, under each Dollar Replacement Property Agreement with respect to each vehicle to be acquired by Dollar under such agreement and the Qualified Intermediary accepts such assignment. Said assignment shall be given effect upon execution by Dollar of a Dollar Replacement Property Agreement, such assignment being hereby accepted by the Qualified Intermediary, without any further action on the part of Dollar or the Qualified Intermediary.

          (c) Thrifty Assignment. Thrifty hereby assigns to Qualified Intermediary, solely in the Qualified Intermediary's capacity as "qualified intermediary", Thrifty's rights, but not its obligations, under each Thrifty Replacement Property Agreement with respect to each vehicle to be acquired by Thrifty under such agreement and the Qualified Intermediary accepts such assignment. Said assignment shall be given effect upon execution by Thrifty of a Thrifty Replacement Property Agreement, such assignment being hereby accepted by the Qualified Intermediary, without any further action on the part of Thrifty or the Qualified Intermediary.

          (d) Revocation. By notice to the Qualified Intermediary, (i) RCFC may revoke its assignment to the Qualified Intermediary of its rights with respect to any RCFC Replacement Property Agreement identified in such notice and the Qualified Intermediary agrees to such revocation, (ii) Dollar may revoke its assignment to the Qualified Intermediary of its rights with respect to any Dollar Replacement Property Agreement identified in such notice and the Qualified Intermediary agrees to such revocation and (iii) Thrifty may revoke its assignment to the Qualified Intermediary of its rights with respect to any Thrifty Replacement Property Agreement identified in such notice and the Qualified Intermediary agrees to such revocation. Any notice of revocation received by the Qualified Intermediary pursuant to this Section 4.2(d) or any other Section of this Agreement shall be effective upon the Qualified Intermediary's receipt of such notice. In addition, each of RCFC, Dollar and Thrifty shall be deemed to revoke its assignment to the Qualified Intermediary of its rights with respect to vehicles under any RCFC Replacement Property Agreement, Dollar Replacement Property Agreement and Thrifty Replacement Property Agreement, respectively, of the vehicles or agreements that are described on Exhibit 4.2(d) of this Agreement and the Qualified Intermediary hereby agrees to such revocation. The parties to this Agreement acknowledge and agree that each of RCFC, Dollar and Thrifty may only revoke its rights with respect to a RCFC Replacement Property Agreement, Dollar Replacement Property Agreement and Thrifty Replacement Property Agreement, respectively, with respect to vehicles to be acquired after the effective date of such revocation and that the revocation shall specify if such revocation is for a limited amount of time (and if so, the time period of such revocation) or if such revocation is for a certain group of vehicles (and if so, a description of such group).

          (e) Limitations. Qualified Intermediary will be acting in relation to each Replacement Vehicle as an assignee of rights only. Any RCFC Seller, Dollar Seller or Thrifty Seller shall look solely to RCFC, Dollar or Thrifty, respectively, in respect of any breach, claim, demand or complaint made with respect to a RCFC Replacement Vehicle, Dollar Replacement Vehicle or Thrifty Replacement Vehicle or the subject matters thereof. Qualified Intermediary shall not take title to or possession of all or any part of any Replacement Vehicle, and all responsibility for the custody and transfer of the same, including all rights and obligations in relation to any lease payments, insurance, assessments and general risk of loss shall be borne by RCFC, Dollar or Thrifty, as the case may be, or by the seller of such Replacement Vehicle, but in no event by the Qualified Intermediary.

     4.3  Notification.

          (a) RCFC Notification. RCFC represents and agrees that it will provide notice, on or before the date of the acquisition of a RCFC Replacement Vehicle, to the RCFC Seller of such RCFC Replacement Vehicle and to all other parties to the applicable RCFC Replacement Property Agreement, that RCFC's rights, but not its obligations, under the applicable RCFC Replacement Property Agreement with respect to such RCFC Replacement Vehicle have been assigned to the Qualified Intermediary, as its "qualified intermediary."

          (b) Dollar Notification. Dollar represents and agrees that it will provide notice, on or before the date of the acquisition of a Dollar Replacement Vehicle, to the Dollar Seller of such Dollar Replacement Vehicle and to all other parties to the applicable Dollar Replacement Property Agreement, that Dollar's rights, but not its obligations, under the applicable Dollar Replacement Property Agreement with respect to such Dollar Replacement Vehicle have been assigned to the Qualified Intermediary, as its "qualified intermediary."

          (c) Thrifty Notification. Thrifty represents and agrees that it will provide notice, on or before the date of the acquisition of a Thrifty Replacement Vehicle, to the Thrifty Seller of such Thrifty Replacement Vehicle and to all other parties to the applicable Thrifty Replacement Property Agreement, that Thrifty's rights, but not its obligations, under the applicable Thrifty Replacement Property Agreement with respect to such Thrifty Replacement Vehicle have been assigned to the Qualified Intermediary, as its "qualified intermediary."

     4.4 Tax Treatment. Solely for income tax purposes and for purposes of this Agreement, Qualified Intermediary, pursuant to Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(iii),(iv) and (v), shall be treated as having acquired (a) each RCFC Replacement Vehicle from the RCFC Seller thereof and having transferred each RCFC Replacement Vehicle to RCFC, (b) each Dollar Replacement Vehicle from the Dollar Seller thereof and having transferred each Dollar Replacement Vehicle to Dollar, and (c) each Thrifty Replacement Vehicle from the Thrifty Seller thereof and having transferred each Thrifty Replacement Vehicle to Thrifty.

     4.5 Direct Transfer. The parties to this Agreement agree that, each and every (a) RCFC Replacement Vehicle shall be transferred directly from the RCFC Seller thereof to RCFC, (b) Dollar Replacement Vehicle shall be transferred directly for the Dollar Seller thereof to Dollar, (c) Thrifty Replacement
Vehicle shall be transferred directly from the Thrifty Seller thereof to Thrifty. The parties to this Agreement agree that the Qualified Intermediary shall not take actual or constructive possession of, hold legal title to, or be the registered owner of any Replacement Vehicle.

                                    ARTICLE V
                                EXCHANGE PROCEEDS

     5.1  Master Collateral Account.

          (a) Financing Source and Beneficiary Agreement. Qualified Intermediary represents that it has entered into or will simultaneously with the execution of this Agreement enter into the Financing Source and Beneficiary Agreement. Pursuant to the Financing Source and Beneficiary Agreement and the Addendum to the Amended and Restated Master Collateral Agency Agreement, the funds from the sale of all RCFC Exchanged Vehicles, Dollar Exchanged Vehicles and Thrifty Exchanged Vehicles will be deposited into the Master Collateral Account for the benefit of the Qualified Intermediary in its capacity as the "qualified intermediary" for RCFC, Dollar and Thrifty, respectively.

          (b) Master Collateral Account. The parties to this Agreement acknowledge that the funds received from the sale of each Exchanged Vehicle will initially be deposited into the Master Collateral Account for the benefit of the Qualified Intermediary as set forth in Section 5.1(a) of this Agreement, and that in accordance with the Amended and Restated Master Collateral Agency Agreement, the funds from the sale of each Exchanged Vehicle that are deposited in the Master Collateral Account for the benefit of the Qualified Intermediary and any interest earned on such amounts shall be transferred, in accordance with the terms of the Amended and Restated Master Collateral Agency Agreement, to an account established by CTC as provided in Section 5.2 of this Agreement.

     5.2 Establishment of Escrow Account. CTC shall establish with respect to each of RCFC, Dollar and Thrifty, one or more segregated trust accounts and shall establish pursuant to the terms of this Agreement and the Bank Account Agreements the following accounts, or such other accounts and sub-accounts as are set forth on Exhibit 5.2 of this Agreement, as such Exhibit may be modified from time to time by RCFC, Dollar or Thrifty, to keep the property and proceeds thereof of each of RCFC, Dollar and Thrifty separate and identifiable and to facilitate the exchange of (i) RCFC Exchanged Vehicles for RCFC Replacement Vehicles, (ii) Dollar Exchanged Vehicles for Dollar Replacement Vehicles and
(iii) Thrifty Exchanged Vehicles for Thrifty Replacement Vehicles. The parties acknowledge and agree that the funds held in any of the following accounts, or any other account or sub-account established pursuant to the terms of this Agreement, shall only be distributed in accordance with the terms of this Agreement. CTC shall act solely as a trustee and shall have no equitable interest in any proceeds deposited in any of the segregated trust accounts referred to herein. The parties acknowledge and agree that each Escrow Account is intended to qualify as a "qualified trust" account and that CTC is establishing such accounts on behalf of the Qualified Intermediary in its capacity as a "trustee," each within the meaning of Treasury Regulation ss. 1.1031(k)-1(g)(3)(iii).

          (a) RCFC Exchange Accounts. The RCFC Exchange Accounts are intended to receive all funds which relate to the disposition of a RCFC Exchanged Vehicle.

          (b) Dollar  Exchange  Accounts.   The  Dollar  Exchange  Accounts  are
intended to receive all funds which relate to the disposition of a Dollar Exchanged Vehicle.

          (c) Thrifty Exchange Accounts. The Thrifty Exchange Accounts are intended to receive all funds which relate to the disposition of a Thrifty Exchanged Vehicle.

          (d) RCFC Disbursement Accounts. The RCFC Disbursement Accounts are intended to facilitate the orderly and efficient disbursement of funds to dealers and auctions with respect to the acquisition of RCFC Replacement Vehicles.

          (e) Dollar Disbursement Accounts. The Dollar Disbursement Accounts are intended to facilitate the orderly and efficient disbursement of funds (i) to dealers and auctions with respect to the acquisition of Dollar Replacement Vehicles and (ii) to repay liabilities that must be repaid upon the disposition by Dollar of an Exchanged Vehicle Subject to Liabilities.

          (f) Thrifty Disbursement Accounts. The Thrifty Disbursement Accounts are intended to facilitate the orderly and efficient disbursement of funds (i) to dealers and auctions with respect to the acquisition of Thrifty Replacement Vehicles and (ii) to repay liabilities that must be repaid upon the disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities.

     5.3 Proceeds from Transfer of Exchanged Vehicles. Each Business Day, RCFC, Dollar and Thrifty shall provide the Qualified Intermediary with a report setting forth for such day the (i) aggregate amount to be deposited into the RCFC Exchange Accounts, (ii) the aggregate amount to be deposited into the Dollar Exchange Accounts and (iii) the aggregate amount to be deposited into the Thrifty Exchange Accounts. The funds to be deposited into the RCFC Exchange Accounts, the Dollar Exchange Accounts and the Thrifty Exchange Accounts pursuant to this Section 5.3 shall be funds transferred from the Master Collateral Account.

     5.4 Procedures With Respect to Dollar Exchanged Vehicles and Thrifty Exchanged Vehicles Transferred Subject To Liabilities.

          (a) Reports. Each Business Day, Dollar and Thrifty shall provide the following information to the Qualified Intermediary: (i) the amount that Dollar is to deposit into the Dollar Escrow Accounts as a loan to the Qualified Intermediary to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by Dollar of an Exchanged Vehicle Subject to Liabilities; (ii) the amount that Thrifty is to deposit into the Thrifty Escrow Accounts as a loan to the Qualified Intermediary to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities; (iii) the amount to be transferred from the Dollar Exchange Accounts to the Dollar Disbursement Accounts to repay liabilities that must be repaid upon the disposition by Dollar of an Exchanged Vehicle Subject to Liabilities, (iv) the amount to be transferred from the Thrifty Exchange Accounts to the Thrifty Disbursement Accounts to repay liabilities that must be repaid upon disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities, (v) the amount to be transferred from the Dollar Exchange Accounts to the Master Collateral Account to satisfy the Qualified Intermediary's obligation under Section 5.4(c) of this Agreement,
(vi) the amount to be transferred from the Thrifty Exchange Accounts to the Master Collateral Account to satisfy the Qualified Intermediary's obligation under Section 5.4(c) of this Agreement, (vii) the amount that Dollar is to deposit into the Dollar Escrow Accounts to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by Dollar of an Exchanged Vehicle Subject to Liabilities where the amount to be received from the disposition of such vehicle is less than the amount of liabilities that must be repaid upon the disposition of such vehicle; and (viii) the amount that Thrifty is to deposit into the Thrifty Escrow Accounts to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities where the amount to be received from the disposition of such vehicle is less than the amount of liabilities that must be repaid upon the disposition of such vehicle.

          (b) Purpose of Funds. The funds that are deposited into the Dollar Escrow Accounts pursuant to Sections 5.4(a)(i), 5.4(a)(iii) and 5.4(a)(vii) of this Agreement shall be used by the Qualified Intermediary to repay the liabilities that must be repaid upon the disposition by Dollar of Exchanged Vehicles Subject to Liabilities. The funds that are deposited into the Thrifty Escrow Accounts pursuant to Sections 5.4(a)(ii), 5.4(a)(iv) and 5.4(a)(viii) of this Agreement shall be used to repay the liabilities that must be repaid upon the disposition by Thrifty of Exchanged Vehicles Subject to Liabilities.

          (c) Loans. The parties agree that the amounts transferred to the Qualified Intermediary pursuant to Sections 5.4(a)(i) and 5.4(a)(ii) of this Agreement are being advanced from Dollar and Thrifty, respectively, as loans to the Qualified Intermediary. Upon the Qualified Intermediary's receipt of a report pursuant to Section 5.4(a)(v) of this Agreement, the Qualified Intermediary shall repay Dollar the amount set forth in such report. Upon the Qualified Intermediary's receipt of a report pursuant to Section 5.4(a)(vi) of this Agreement, the Qualified Intermediary shall repay Thrifty the amount set forth in such report. The Qualified Intermediary may satisfy this obligation by transferring the amount set forth in such report from the Dollar Exchange Accounts, in the case of a loan from Dollar, or the Thrifty Exchange Accounts, in the case of a loan from Thrifty, to the Master Collateral Account. Notwithstanding the foregoing, amounts deposited into the Dollar Escrow Accounts or Thrifty Escrow Accounts pursuant to Sections 5.4(a)(i) and 5.4(a)(ii), respectively, shall be treated as being deposited into such accounts pursuant to Sections 5.4(a)(vii) and 5.4(a)(viii), respectively, to the extent the amount actually received by the Qualified Intermediary from the disposition of an Exchanged Vehicle Subject to Liabilities is less than the amount of liabilities that must be repaid by Dollar or Thrifty, respectively, upon the disposition of such vehicle. In addition, notwithstanding the foregoing, the Qualified Intermediary shall at no time be required to repay any amount set forth in any report that, either taken alone or when added to amounts set forth in prior reports, would exceed the aggregate amount previously transferred to the Qualified Intermediary pursuant to Section 5.4(a)(i) or 5.4(a)(ii), as applicable.

     5.5  Payment for Replacement Vehicles.

          (a) Reports. Each Business Day, RCFC, Dollar and Thrifty shall provide the following information to the Qualified Intermediary: (i) the amount to be transferred from the RCFC Exchange Accounts to the RCFC Disbursement Accounts;
(ii) the amount of RCFC Additional Subsidies to be deposited by RCFC into the RCFC Escrow Accounts; (iii) the amount to be transferred from the Dollar Exchange Accounts to the Dollar Disbursement Accounts; (iv) the amount of Dollar Additional Subsidies to be deposited by Dollar into the Dollar Escrow Accounts;
(v) the amount to be deposited into the Dollar Escrow Accounts to acquire Dollar Replacement Vehicles subject to liabilities; (vi) the amount to be transferred from the Thrifty Exchange Accounts to the Thrifty Disbursement Accounts; (vii) the amount of Thrifty Additional Subsidies to be deposited by Thrifty into the Thrifty Escrow Accounts and (viii) the amount to be deposited into the Thrifty Escrow Accounts to acquire Thrifty Replacement Vehicles subject to liabilities.

          (b) Transfers of Funds. Each Business Day, CTC will initiate transfers from: (i) the RCFC Exchange Accounts to the RCFC Disbursement Accounts; (ii) the Dollar Exchange Accounts to the Dollar Disbursement Accounts and (iii) the
Thrifty Exchange Accounts to the Thrifty Disbursement Accounts, in each case based on the information provided to the Qualified Intermediary pursuant to
Section 5.5(a) of this Agreement.

          (c) Purpose of Funds. The parties intend and agree that (i) the funds deposited into the RCFC Escrow Accounts pursuant to Sections 5.5(a)(i) and 5.5(a)(ii) of this Agreement will be used to acquire RCFC Replacement Vehicles,
(ii) the funds deposited into the Dollar Escrow Accounts pursuant to Sections 5.5(a)(iii), 5.5(a)(iv) and 5.5(a)(v) of this Agreement will be used to acquire Dollar Replacement Vehicles and (iii) the funds deposited into the Thrifty Escrow Accounts pursuant to Sections 5.5(a)(vi), 5.5(a)(vii) and 5.5(a)(viii) of this Agreement will be used to acquire Thrifty Replacement Vehicles.

     5.6  Other Distributions.

          (a) Reports. Each Business Day, RCFC, Dollar and Thrifty shall provide the Qualified Intermediary with a report setting forth for such day the (i) aggregate amount to be transferred from the RCFC Exchange Accounts to the Master Collateral Account for the benefit of RCFC, which funds shall only be transferred to such account if RCFC provides the Qualified Intermediary a written notice that one of the events set forth in Sections 5.11(a)(ii), (iii) or (iv) of this Agreement have occurred, (ii) aggregate amount to be transferred from the Dollar Exchange Accounts to the Master Collateral Account for the benefit of Dollar, which funds shall only be transferred to such account if Dollar provides the Qualified Intermediary with a written notice that one of the events set forth in Sections 5.11(b)(ii), (iii) or (iv) of this Agreement have occurred and (iii) aggregate amount to be transferred from the Thrifty Exchange Accounts to the Master Collateral Account for the benefit of Thrifty, which funds shall only be transferred to such account if Thrifty provides the Qualified Intermediary with a written notice that one of the events set forth in
Section 5.11(c)(ii), (iii) or (iv) of this Agreement have occurred.

          (b) Transfers of Funds. Each Business Day, if the written notices referred to in Section 5.6(a) of this Agreement concerning the events set forth in Section 5.11(a) (with respect to RCFC), Section 5.11(b) (with respect to Dollar) and/or Section 5.11(c) (with respect to Thrifty) have been provided to the Qualified Intermediary, CTC will initiate transfers from the (i) RCFC Exchange Accounts to the Master Collateral Account for the benefit of RCFC, (ii) Dollar Exchange Accounts to the Master Collateral Account for the benefit of Dollar and (iii) Thrifty Exchange Accounts to the Master Collateral Account for the benefit of Thrifty based, in each case, on the information provided pursuant to Section 5.6(a) of this Agreement.

          5.7 Shortfall of Funds. If, for any reason, the amount reported as being deposited into an Escrow Account is less than the amount actually received in such Escrow Account, then the Qualified Intermediary shall notify the person set forth on Exhibit 5.7 of this Agreement, as such Exhibit may be modified from time to time by RCFC, Dollar or Thrifty (via e-mail, phone and fax) within two hours of notification that an additional amount is required to be deposited in such Escrow Account. Such notification shall set forth the amount that was to be deposited into such account and the amount that was actually received and such other information as is reasonably requested by RCFC, Dollar or Thrifty, as applicable based upon whose account is experiencing the shortfall. If for any reason, the amount reported as being required to be transferred from any Escrow Account exceeds the total amount of funds in such account, as the case may be, (a "Shortfall Account"), including any funds earned from the investment of funds held in the applicable account, the amounts required to be transferred shall be reduced by the amount of such shortfall. The Qualified Intermediary shall notify the person set forth on Exhibit 5.7 of this Agreement, as such Exhibit may be modified from time to time by RCFC, Dollar or Thrifty (via e-mail, phone and fax) within one hour if there is a Shortfall Account. Such notification shall set forth the amount that was requested to be transferred from the Shortfall Account, the account to which the funds were to be transferred (the "Shortfall Recipient Account") and the amount that was actually transferred from the Shortfall Account. In the event that the amounts to be transferred from any Escrow Account held for the benefit of RCFC exceeds the total amount of funds in such account, then RCFC, may, at its option, transfer the amounts of funds that were to be transferred from the Shortfall Account to the Shortfall Recipient Account. In the event that the amounts to be transferred from any Escrow Account held for the benefit of Dollar exceeds the total amount of funds in such account, then Dollar, may, at its option, transfer the amounts of funds that were to be transferred from the Shortfall Account to the Shortfall Recipient Account. In the event that the amounts to be transferred from any Escrow Account held for the benefit of Thrifty exceeds the total amount of funds in such account, then Thrifty, may, at its option, transfer the amounts of funds that were to be transferred from the Shortfall Account to the Shortfall Recipient Account.

     5.8 Use of Exchange Proceeds. It is the intent of the parties hereto that the Exchange Proceeds, including the Escrow Funds, shall be used solely to enable each of the Qualified Intermediary and CTC to perform its obligations under this Agreement in accordance with the terms of this Agreement. The Exchange Proceeds, including the Escrow Funds, shall not be considered part of Qualified Intermediary's, CDEC's or CTC's general assets nor subject to claims by Qualified Intermediary's, CDEC's or CTC's creditors, nor, except as specifically provided in this Agreement, shall the Qualified Intermediary, CDEC or CTC have any right, title and interest in and to the Exchange Proceeds. The Exchange Proceeds, including the Escrow Funds, shall be held in trust for the separate and not joint benefit of each of RCFC, Dollar and Thrifty, as their interests may appear, subject to the terms of this Agreement and the limitations contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(3)(iii), (g)(4)(ii) and (g)(6). All Exchange Proceeds and other money or property received by CTC from or on behalf of RCFC constitutes a grant and settlement in trust for or on behalf of RCFC, which funds and property CTC shall hold and administer in trust for the uses and purposes and subject to all of the terms, conditions and provisions of this Agreement. All Exchange Proceeds and other money or property received by CTC from or on behalf of Dollar constitutes a grant and settlement in trust for or on behalf of Dollar, which funds and property CTC shall hold and administer in trust for the uses and purposes and subject to all of the terms, conditions and provisions of this Agreement. All Exchange Proceeds and other money or property received by CTC from or on behalf of Thrifty constitutes a grant and settlement in trust for or on behalf of Thrifty, which funds and property CTC shall hold and administer in trust for the uses and purposes and subject to all of the terms, conditions and provisions of this Agreement. CTC agrees to act only in accordance with the terms of this Agreement and with additional instructions given by the Qualified Intermediary from time to time, provided such instructions are not inconsistent with the terms of this Agreement.

     5.9 Investment of Funds in the Escrow Account. During the term of this Agreement, CTC shall invest and reinvest all funds held in each Escrow Account in any investments listed on Exhibit 5.9 attached hereto with respect to each such account, as such may be amended or modified by (i) Dollar, in the case of Escrow Accounts held for the benefit of Dollar, (ii) RCFC, in the case of Escrow Accounts held for the benefit of RCFC and (iii) Thrifty, in the case of Escrow Accounts held for the benefit of Thrifty, provided, however, in no event may any such investments, directly or indirectly, be in any security of RCFC, Dollar or Thrifty or any of their affiliates.

     5.10 Limitation on Rights to Exchange Proceeds.

          (a) The parties intend that at all times the rights of each of RCFC, Dollar and Thrifty to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds shall be consistent with the limitations contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(3)(iii), (g)(4)(ii) and (g)(6). Without limitation of the foregoing, RCFC, Dollar and Thrifty shall have no right to receive, pledge, borrow, or otherwise obtain the benefits of the Exchange Proceeds or earnings thereon except as set forth in Treasury Regulation ss. 1.1031(k)-1(g)(6). In addition, neither Dollar nor Thrifty shall have any right to receive, pledge, borrow or otherwise obtain the benefits of the RCFC Exchange Proceeds or earnings thereon or any right to or interest in the RCFC Exchanged Vehicles, the RCFC Replacement Vehicles or any other property of RCFC. This provision shall apply notwithstanding any inconsistent instruction given by RCFC, Dollar or Thrifty and notwithstanding any decision by RCFC, Dollar or Thrifty not to pursue a deferred exchange or to abandon the transactions contemplated by this Agreement.

          (b) Notwithstanding anything else contained herein, it is specifically understood and agreed that CTC's role with respect to the Escrow Accounts, the Escrow Funds and the transactions contemplated hereby is and shall be solely that of a trustee, and that CTC shall at no time have any legal or equitable interest in any Exchanged Vehicles, Replacement Vehicles, Exchange Proceeds or any other proceeds.

     5.11 Release of Escrow Funds. The Escrow Funds and all other amounts that comprise Exchange Proceeds shall only be used as follows:

          (a) Use of Funds from the disposition of RCFC Exchanged Vehicles. All RCFC Exchange Proceeds, and all interest and other amounts earned on such funds, shall only be used as follows:

               (i)   to acquire RCFC Replacement Vehicles;

               (ii) In the event that RCFC has not acquired RCFC Replacement Vehicles within the RCFC Exchange Period, then RCFC shall provide the Qualified Intermediary with a written notice to such effect and Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

               (iii) In the event that RCFC has not identified RCFC Replacement Vehicles within the RCFC Identification Period, then RCFC shall provide the Qualified Intermediary with a written notice to such effect and the Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

               (iv) In the event that after identification and after the RCFC Identification Period has expired, RCFC has received all of the identified RCFC Replacement Vehicles to which RCFC is entitled, then RCFC shall provide the Qualified Intermediary with a written notice of such effect and the Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

          (b) Use of Funds from the disposition of Dollar Exchanged Vehicles. All Dollar Exchange Proceeds, and all interest and other amounts earned on such funds, shall only be used as follows:

               (i)   to acquire Dollar Replacement Vehicles;

               (ii) In the event that Dollar has not acquired Dollar Replacement Vehicles within the Dollar Exchange Period, then Dollar shall provide the Qualified Intermediary with a written notice to such effect and Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

               (iii) In the event that Dollar has not identified Dollar Replacement Vehicles within the Dollar Identification Period, then Dollar shall provide the Qualified Intermediary with a written notice to such effect and the Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

               (iv) In the event that after identification and after the Dollar Identification Period has expired, Dollar has received all of the identified Dollar Replacement Vehicles to which Dollar is entitled, then Dollar shall provide the Qualified Intermediary with a written notice of such effect and the Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of
Section 5.6(b) of this Agreement.

               (v)   to   repay  liabilities   that  must  be  repaid  upon  the
disposition by Dollar of an Exchanged Vehicle Subject to Liabilities in accordance with the terms of Section 5.4 of this Agreement.

          (c) Use of Funds from the disposition of Thrifty Exchanged Vehicles. All Thrifty Exchange Proceeds, and any interest or other amounts earned on such funds, shall only be used as follows:

               (i)   to acquire Thrifty Replacement Vehicles;

               (ii) In the event that Thrifty has not acquired Thrifty Replacement Vehicles within the Thrifty Exchange Period, then Thrifty shall provide the Qualified Intermediary with a written notice to such effect and Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

               (iii) In the event that Thrifty has not identified Thrifty Replacement Vehicles within the Thrifty Identification Period, then Thrifty shall provide the Qualified Intermediary with a written notice to such effect and the Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of
Section 5.6(b) of this Agreement.

               (iv) In the event that after identification and after the Thrifty Identification Period has expired, Thrifty has received all of the identified Thrifty Replacement Vehicles to which Thrifty is entitled, then Thrifty shall provide the Qualified Intermediary with a written notice of such effect and the Qualified Intermediary shall transfer the amount of funds set forth in such notice to the Master Collateral Account in accordance with the terms of Section 5.6(b) of this Agreement.

               (v)   to  repay  liabilities  that   must  be   repaid  upon  the
disposition  by  Thrifty  of  Exchanged   Vehicles  Subject  to  Liabilities  in
accordance with the terms of Section 5.4 of this Agreement.

          (d) Limitation of Liability of Qualified Intermediary. Notwithstanding anything contained in Sections 5.11(a)(ii), (iii) and (iv), 5.11(b)(ii), (iii) and (iv), and 5.11(c)(ii), (iii) and (iv), the Qualified Intermediary shall not be required to transfer to the Master Collateral Account any amount set forth in any notice that is in excess of the amount of funds held by the Qualified Intermediary in Escrow Funds or other amounts comprising Exchange Proceeds that are available to the Qualified Intermediary to effect such transfer.

                                   ARTICLE VI
                 TERM, COMPENSATION, TAXES AND LEGAL COMPLIANCE

     6.1 Term. This Agreement shall begin on the date first written above and end on the earlier of (i) five (5) Business Days after notice of termination is given by RCFC, Dollar and Thrifty to Qualified Intermediary, unless a longer termination period is specified in the notice in which case termination shall be effective as of the date stated in the notice or (2) sixty (60) days after notice of termination is given by Qualified Intermediary to RCFC, Dollar and Thrifty, provided, however, that in either case this Agreement may not terminate if the termination would, in the good-faith judgment of tax counsel to RCFC, Dollar and Thrifty, jeopardize the like-kind exchange treatment under Section 1031 of the Code of the deferred exchange of Exchanged Vehicles for Replacement Vehicles or violate the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(3)(iii), (g)(4)(ii) or (g)(6). The Qualified Intermediary shall cooperate with RCFC, Dollar and Thrifty in promptly transferring its responsibilities hereunder to any successor "qualified intermediary." Any notice provided by RCFC, Dollar or Thrifty to the Qualified Intermediary pursuant to this Section 6.1 shall state if each of RCFC, Dollar and Thrifty is revoking the rights it each assigned to the Qualified Intermediary pursuant to Sections 2.2(a), 2.2(b), 2.2(c), 4.2(a), 4.2(b) and 4.2(c) of this Agreement.

     6.2 Compensation. For their services under this Agreement, Qualified Intermediary and CTC shall receive the sum set forth in a separate fee letter dated July 18, 2001.

     6.3 Taxes. The parties hereto acknowledge and agree that Qualified Intermediary will report to the Internal Revenue Service the income accumulated, and that such amount will be attributed to RCFC, Dollar or Thrifty for federal income tax purposes. Simultaneously with entering into this agreement, RCFC, Dollar and Thrifty have executed a Form W-9 or substitute Form W-9, the receipt of which the Qualified Intermediary hereby acknowledges.

     6.4 Legal Compliance and Consents. RCFC, Dollar and Thrifty s hall be solely responsible for obtaining or making any consent, approval, clearance, release, filing or tax payment and satisfying any other condition, in connection with the transfer of Exchanged Vehicles and Replacement Vehicles.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     7.1 Representations and Warranties of Qualified Intermediary, CDEC and CTC. Qualified Intermediary, CDEC and CTC hereby jointly and severally represent and warrant to RCFC, Dollar and Thrifty as of the date hereof and on the date of the transactions described in Articles II, IV and V and covenants, where applicable, with RCFC, Dollar and Thrifty as follows:

          (a) Organization, Power, Standing and Qualification. Qualified Intermediary is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. CDEC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. CTC is a trust company duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of Qualified Intermediary, CDEC and CTC has the requisite corporate power and authority to carry on its business as it has been conducted in the past, as it is presently being conducted, and as it is contemplated to be conducted under this Agreement. Each of Qualified Intermediary, CDEC and CTC is duly qualified to transact business and is in good standing as a foreign corporation in each and every jurisdiction required by law.

          (b) Corporate Power and Authority. Each of Qualified Intermediary, CDEC and CTC has the power and authority to execute, deliver and perform this Agreement, its obligations under this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Qualified Intermediary, CDEC and CTC. This Agreement is a valid and binding obligation of Qualified Intermediary, CDEC and CTC, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

          (c) Validity of Contemplated Transactions. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene any provisions of the Articles of Organization or bylaws of Qualified Intermediary, CDEC or CTC (ii) violate, conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage to which Qualified Intermediary, CDEC or CTC is a party, or subject any of the assets of Qualified Intermediary, CDEC, CTC to any indenture mortgage, contract, commitment, lien (including without limitations any tax lien) or agreement to which Qualified Intermediary, CDEC or CTC is a party or by which Qualified Intermediary, CDEC, or CTC is bound; or (iii) violate any provision of any law, rule, regulation, order, permit or license to which Qualified Intermediary, CDEC or CTC is subject. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not require Qualified Intermediary, CDEC or CTC to file or register with, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party, that is not already filed, registered or obtained.

          (d) Indebtedness. Neither Qualified Intermediary, CDEC nor CTC, nor any person acting on behalf of or as an agent for Qualified Intermediary, CDEC or CTC, has incurred or will incur any indebtedness for borrowed money or pledge, assign, transfer, or otherwise encumber (or permit any of the foregoing encumbrances with respect to) any of Qualified Intermediary's, CDEC's or CTC's rights in this Agreement or rights, if any, in the Exchanged Vehicles, the Replacement Vehicles, the Exchange Proceeds, the Escrow Funds or the Escrow Account.

          (e) Litigation and Compliance. There is no material suit, action, claim, arbitration, administrative, legal, or other proceeding or governmental investigation pending or, to the knowledge of Qualified Intermediary, CDEC or CTC (each after due inquiry), threatened against Qualified Intermediary, CDEC or CTC or their respective officers, or directors nor has there been any failure by Qualified Intermediary, CDEC or CTC or their respective officers, or directors to comply with nor has there been any violation of, or default with respect to any order, writ, injunction, judgment or decree of any court or federal, state, or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against Qualified Intermediary, CDEC, CTC or their respective officers or directors.

          (f) Agency. Neither Qualified Intermediary, CDEC, CTC nor an affiliate of any of the foregoing is or has been during the last two years, an attorney, accountant, attorney-in-fact, broker, investment banker, real estate agent, real estate broker or agent (within the meaning of Treasury Regulation ss. 1.1031(k)-1(k)(2)) of RCFC, Dollar or Thrifty or an affiliate of the foregoing, other than in connection with the type of transactions contemplated by this Agreement. For purposes of this section an affiliate shall mean a person that bears a relationship described in either section 267(b) or 707(b) of the Code (determined by substituting "10 percent" for "50 percent" each place it appears).

          (g) Disqualified Person. As of the date this Agreement is executed, neither Qualified Intermediary, CDEC or CTC is a "disqualified person" as defined in Treasury Regulation ss. 1.1031(k)-1(k)(1) with respect to RCFC, Dollar or Thrifty.

          (h) Bonding. Qualified Intermediary is insured for any losses suffered due to the implementation of the transactions contemplated by this Agreement to the limit of $500 million dollars and will be responsible for renewing the coverage annually. The Qualified Intermediary will obtain a certificate of insurance naming RCFC, Dollar and Thrifty as beneficiary under a fidelity bond in the amount of $500 million dollars.

          (i) Title. Each of Qualified Intermediary, CDEC and CTC will act, in connection with any transaction governed by this Agreement, solely as fiduciary, and under New York law or the law of the applicable jurisdiction will at no time have any equitable interest in or with respect to any proceeds or other property that may come into its possession or under its dominion and control.

          (j) Covenants. Qualified Intermediary, CDEC and CTC will file its tax returns on a timely basis and pay its tax liability on a timely basis. Qualified Intermediary and CTC shall make all necessary filings and pay all fees required by any governmental or regulatory authority, or any third party in order to conduct its business and the transactions contemplated hereby.

          (k) Compliance. CDEC shall cause VEXCO, LLC, as the Qualified Intermediary to comply with its obligations under this Agreement.

     7.2 Representations and Warranties of RCFC, Dollar and Thrifty. RCFC, Dollar and Thrifty each severally (and not jointly) represents and warrants as to the themselves to Qualified Intermediary as of the date hereof and on the date of the transactions described in Articles II, IV and V and covenants, where applicable, with Qualified Intermediary as follows:

          (a) Organization, Power, Standing and Qualification. RCFC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as it has been conducted in the past and is presently being conducted. Dollar is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as it has been conducted in the past and is presently being conducted. Thrifty is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as it has been conducted in the past and is presently being conducted. RCFC, Dollar and Thrifty are duly qualified to transact business and are in good standing as a foreign corporations in each and every jurisdiction where required by law.

          (b) Corporate Power and Authority. Each of RCFC, Dollar and Thrifty has the power and authority to execute, deliver and perform this Agreement, its obligations under this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of RCFC, Dollar and Thrifty, as the case may be. This Agreement is a valid and binding obligation of each of RCFC, Dollar and Thrifty enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

          (c) Validity of Contemplated Transactions. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene any provisions of the Articles of Organization or bylaws of each of RCFC, Dollar or Thrifty (ii) violate, conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage to which any of RCFC, Dollar or Thrifty is a party, or subject any of the assets of RCFC, Dollar or Thrifty to any indenture mortgage, contract, commitment, lien (including without limitations any tax lien) or agreement to which any of RCFC, Dollar or Thrifty is a party or by which any of RCFC, Dollar or Thrifty is bound; or (iii) violate any provision of any law, rule, regulation, order, permit or license to which RCFC, Dollar or Thrifty is subject. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not require RCFC, Dollar or Thrifty to file or register with, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party, that is not already filed, registered or obtained.

          (d) Litigation and Compliance. There is no material suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the knowledge of RCFC, Dollar or Thrifty (after due inquiry with respect to themselves), threatened against any of RCFC, Dollar or Thrifty that is related to this Agreement, nor has there been any failure by RCFC, Dollar or Thrifty to comply with, nor has there been any violation of, or default with respect to, any order, writ, injunction, judgment, or decree of any court or federal, state, or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against any of RCFC, Dollar or Thrifty that is related to this Agreement which has not been disclosed to Qualified Intermediary.

          (e) Tax Advice. Each of RCFC, Dollar and Thrifty represents that it has received no tax advice or representations from Qualified Intermediary regarding the transactions contemplated herein.

     7.3 Exclusivity. Except as permitted under this Agreement, Qualified Intermediary agrees that it will not enter into any agreement or conduct any transactions or other business with RCFC, Dollar, Thrifty or any of their affiliates other than agreements, transactions or business with RCFC, Dollar, Thrifty or their affiliates in its capacity as a "qualified intermediary" under this Agreement. Except as permitted under this Agreement, CTC agrees that it will not enter into any agreement or conduct any transactions or other business with RCFC, Dollar, Thrifty or any of their affiliates other than agreements, transactions or business with RCFC, Dollar, Thrifty or their affiliates in its capacity as a "qualified trustee" under this Agreement.

     7.4 Records. Qualified Intermediary agrees that it will monitor and keep detailed and accurate records of the transactions carried out pursuant to this Agreement. Such records shall include, but shall not be limited to, copies of the Daily Transaction Reports, Identification Reports and any other information provided to the Qualified Intermediary pursuant to this Agreement. All such records will be available for inspection by RCFC, Dollar, Thrifty or its designated representatives, upon such parties request, at reasonable, mutually agreeable times, while this Agreement remains in force. After expiration, termination or cancellation of this Agreement, Qualified Intermediary shall promptly provide either paper copies or electronic copies of all such records to each of RCFC, Dollar and Thrifty unless any such entity provides Qualified Intermediary with a written notice stating that it does not want to receive copies of such records.

     7.5 Indemnity. Dollar and Thrifty jointly and severally agree to indemnify CTC against any loss, claim, damage or liability arising from or by reason of CTC's obligations contained in the Bank Account Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Modifications. The provisions of this Agreement may not be modified, amended or waived without the prior written consent of all the parties hereto, it being understood and agreed that if an agreement between RCFC, Dollar or Thrifty, on the one hand, and a third party, on the other hand, requires third party approval before modifying this Agreement, then RCFC's, Dollar's or Thrifty's approval, as the case may be, shall be conditioned upon receipt of such third party's approval.

     8.2 Successors, Assigns and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and except as otherwise provided herein, their assigns. The Qualified Intermediary shall not be permitted to transfer or assign this Agreement without the prior written consent of RCFC, Dollar and Thrifty, it being understood and agreed that if an agreement between RCFC, Dollar or Thrifty, on the one hand, and a third party, on the other hand, requires third party approval before modifying this Agreement, then RCFC's, Dollar's or Thrifty's approval, as the case may be, shall be conditioned upon receipt of such third party's approval. In addition, it is understood and agreed that if the assignment of this Agreement would, in the good-faith judgment of tax counsel to RCFC, Dollar and Thrifty, jeopardize the like-kind exchange treatment under Section 1031 of the Code of the deferred exchange of Exchanged Vehicles for Replacement Vehicles or violate the "safeharbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(3)(iii), (g)(4)(ii) or (g)(6), RCFC, Dollar or Thrifty may withhold consent to such assignment.

     8.3 Entire Agreement and Integration. This Agreement shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporary written or oral agreements, undertakings, promises, warranties or covenants not contained herein. This Agreement constitutes the entire agreement between the parties in that it is not subject to any prior agreement whether oral or written.

     8.4 Survival. The covenants and agreements contained in this Agreement, including, without limitation, any indemnities contained herein, shall survive the termination of this Agreement and the consummation of the transaction contemplated hereby. All representations, warranties, covenants and agreements made herein or in any certificate or other document furnished to a party hereto pursuant to or in anticipation of this Agreement shall be deemed to have been relied upon by the party to whom such certificate or other document is furnished notwithstanding any investigation heretofore or hereafter made, and shall continue in full force and effect as long as there remains unperformed any obligation hereunder.

     8.5 Further Assurance. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further act and things as may be required or necessary to carry out the intent and purposes of this Agreement and which are not otherwise inconsistent with any of the terms of this Agreement.

     8.6 Relationship of the Parties. Nothing herein contained shall be construed or is intended to make Qualified Intermediary, RCFC, Dollar or Thrifty partners or joint venturers of one another and this Agreement is not intended to, and does not constitute or result in a partnership agreement. This Agreement does not render Qualified Intermediary liable for the debts or obligations of RCFC, Dollar or Thrifty, and it is intended that Qualified Intermediary act solely as a "qualified intermediary." RCFC's, Dollar's and Thrifty's authorization of Qualified Intermediary to act on its behalf as set forth herein is intended to conform to, and shall be construed in a manner consistent with,
Section 1031 of the Code and the applicable Treasury Regulations.

     8.7 Governing Law: Jurisdiction. This Agreement and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state, except for its rules relating to the conflict of laws.

     8.8 Notices. All notices, requests, demands, and other communications pertaining to this Agreement (but specifically excluding Daily Transaction Reports which may be sent via electronic delivery to the address set forth on
Exhibit 8.8 hereof and Identification Reports which shall be given and received in accordance with Treasury Regulation ss. 1.1031(k)-1(c)) shall be in writing to the respective parties hereto to the address shown on Exhibit 8.8 attached hereto and shall be deemed duly given (i) when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, (ii) three (3) Business Days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as set forth below or (iii) if transmitted by facsimile, with a copy mailed on the same day in the manner provided in clause (ii), when receipt is confirmed by telephone.

     8.9 Counterparts. This Agreement and related instruments may be executed in any number of counterparts, but all such counterparts shall together constitute one and the same instrument. Signatures transmitted via facsimile shall be considered authentic and binding.

     8.10 Remedies Cumulative; Waiver. All rights, privileges and remedies afforded each of the parties hereto shall be deemed cumulative and not exclusive and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or in equity. No failure by any of the parties hereto to exercise, or delay in exercising any right, remedy or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or the exercise of any other right, remedy or privilege. No notice to or demand on a party to this Agreement shall, in itself, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the parties under this Agreement.

     8.11 Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the parties hereto or for the benefit of or enforceable by any third party.

          IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.



                                  RENTAL CAR FINANCE CORP.



                                  By:
                                     -------------------------------------------
                                  Name:  Pamela S. Peck
                                  Title: Vice President and Treasurer


                                  DOLLAR RENT A CAR SYSTEMS, INC.,



                                  By:
                                     -------------------------------------------
                                  Name:  Michael H. McMahon
                                  Title: Treasurer




                                  THRIFTY RENT-A-CAR SYSTEM, INC.,


                                  By:
                                     -------------------------------------------
                                  Name:  Pamela S. Peck
                                  Title: Treasurer

                                  VEXCO, LLC, as Qualified Intermediary



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  CHICAGO DEFERRED EXCHANGE CORPORATION,
                                     as Member of VEXCO LLC



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------




                                  THE CHICAGO TRUST COMPANY



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                 EXHIBIT 2.2(d)

          Until further notice to the contrary, each of RCFC, Dollar, and Thrifty revokes any assignment to the Qualified Intermediary of its rights with respect to any agreement relating to the sale or other disposition of:

Any vehicle categorized as a "shuttle bus" in the records of RCFC, Dollar, or Thrifty.

Any vehicle transferred prior to August 1, 2001.

                                   EXHIBIT 3.1

Dollar Thrifty Automotive Group
QI Identification Report
For the Period Ended mm/dd/yyyy                                         DRAFT / EXAMPLE
Process Date: mm/dd/yyyy
Printed: mm/dd/yyyy hh:mm xm

                          Identification
Legal Entity  Asset Type     Group #      Description   Asset Number  Asset Year    Manufacturer   Model      Sale Date  Proceeds
------------  ----------  --------------  -----------   ------------  ----------    ------------   -----      ---------  --------

DRAC          Autos       IDyyyy-nnnnn    Relinquished
                                                        nnnnnnnnn                   yyyyMfrName0   Model0     mm/dd/yyyy $ nn,nnn.
                                          Identified
                                          Replacements
                                                                                    yyyyMfrName1   Model1
                                                                                    yyyyMfrName2   Model2
                                                                                    yyyyMfrName3   Model3
                          IDyyyy-nnnnn    Relinquished
                                                        nnnnnnnnn                   yyyyMfrName0   Model0     mm/dd/yyyy $ nn,nnn.
                                          Identified
                                          Replacements
                                                                                    yyyyMfrName1   Model1
                                                                                    yyyyMfrName2   Model2
                                                                                    yyyyMfrName3   Model3



Signature Section


/s/ Sheila K. Pruitt                            /s/ James R. Ryan                               /s/ James R. Ryan
-------------------------------                 -----------------------------------             -------------------------------
For Dollar Rent A Car                           For Thrifty Rent A Car                          For RCFC


                                 Exhibit 4.2(d)

          Until further notice to the contrary, each of RCFC, Dollar, and Thrifty revokes any assignment to the Qualified Intermediary of its rights with respect to any agreement relating to the acquisition of:

Any vehicle categorized as a "shuttle bus" in the records of RCFC, Dollar, or Thrifty.

Any vehicle acquired prior to August 1, 2001.

                                   EXHIBIT 5.2

Exchange Accounts

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (DOL THR ACQ)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (DOL FIN)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (THR FIN)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Dollar Rent A Car Systems, Inc. (DOL NS)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Thrifty Rent-A-Car System, Inc. (THR NS)

Disbursement Accounts

Disbursement Clearing Accounts:

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (ACQ)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (DOL FIN)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (THR FIN)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Dollar Rent A Car Systems, Inc. (DOL NS)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Thrifty Rent-A-Car System, Inc. (THR NS)

Disbursement Checking Accounts:

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (DOL ACQ)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (THR ACQ)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (DOL FIN)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Rental Car Finance Corp. (THR FIN)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Dollar Rent A Car Systems, Inc. (DOL NS)

VEXCO, LLC Exchange Acct., Chicago Trust Company, Trustee FBO
Thrifty Rent-A-Car System, Inc. (THR NS)

                                   EXHIBIT 5.7

Contact information for person to be notified if there is a Shortfall Account:

Rental Car Finance Corp.
Pamela S. Peck, Vice President and Treasurer
5330 East 31st Street
Tulsa, OK 74135
Phone: (918) 669-2395
Fax:   (918) 669-2301
Email:  ppeck@dtag.com

Dollar Rent A Car Systems, Inc.
Michael H. McMahon, Treasurer
5330 East 31st Street
Tulsa, OK 74135
Phone: (918) 669-3308
Fax:   (918) 669-2301
Email:  mmcmahon@dtag.com

Thrifty Rent-A-Car System, Inc.
Pamela S. Peck, Treasurer
5330 East 31st Street
Tulsa, OK 74135
Phone: (918) 669-2395
Fax:   (918) 669-2301
Email:  ppeck@dtag.com

                                   EXHIBIT 5.9

          Negotiable instruments or securities maturing on or before the Payment Date (as defined below) next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's, a division of the McGraw-Hill Companies ("Standard & Poor") of "A-1+", from Moody's Investor Services ("Moody's") of "P-1", and from Fitch, Inc. ("Fitch") of "F1+" (if rated by Fitch), in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AAA", from Moody's of at least "Aaa", and from Fitch of at least "AAA" (if rated by Fitch), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of "F1+" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Company; (v) bankers' acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds having a rating from Standard & Poor's of at least "AAAm" or otherwise approved in writing by Standard & Poor's, at least "Aaa" by Moody's or otherwise approved in writing by Moody's and rated at least "AA" by Fitch (if rated by Fitch); and (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of at least "F1+" (if rated by Fitch).

          For purposes of this Exhibit 5.9, "Payment Date" shall mean the 25th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing April 25, 2001.

                                   EXHIBIT 8.8

Rental Car Finance Corp.
Pamela S. Peck, Vice President and Treasurer
5330 East 31st Street
Tulsa, OK 74135
Phone: (918) 669-2395
Fax:   (918) 669-2301
Email:  ppeck@dtag.com

Dollar Rent A Car Systems, Inc.
Michael H. McMahon, Treasurer
5330 East 31st Street
Tulsa, OK 74135
Phone: (918) 669-3308
Fax:   (918) 669-2301
Email:  mmcmahon@dtag.com

Thrifty Rent-A-Car System, Inc.
Pamela S. Peck, Treasurer
5330 East 31st Street
Tulsa, OK 74135
Phone: (918) 669-2395
Fax:   (918) 669-2301
Email:  ppeck@dtag.com

VEXCO, LLC and Chicago Deferred Exchange Corporation
Mary Cunningham
Chicago Deferred Exchange Corporation
171 North Clark Street
Chicago, Illinois 60601
Phone: (312) 223-3088
Fax:   (212) 223-3301
Email:  Mcunningham@ChicagoDeferred.com

The Chicago Trust Company
B. Wyckliffe Pattishall, Jr., Executive Vice President
The Chicago Trust Company
171 North Clark Street
Chicago, Illinois 60601
Phone: (312) 223-2928
Fax:   (312) 223-3301
Email:  Wpattishall@ChicagoDeferred.com